Exhibit 10.1

CONSENT, Waiver and amendment no. 7

to

loan and security agreement

THIS CONSENT, WAIVER AND AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT (“Amendment”) is made and dated as of August 22, 2017 by and among AMERI AND PARTNERS INC, a Delaware corporation, AMERI100 GEORGIA INC., a Georgia corporation (“Ameri Georgia”), AMERI100 VIRTUOSO INC., a Delaware corporation, AMERI100 ARIZONA LLC, an Arizona limited liability company, AMERI100 CALIFORNIA INC., a Delaware corporation, AMERI HOLDINGS, INC., a Delaware corporation, LINEAR LOGICS, CORP., a Pennsylvania corporation, WINHIRE INC, a Delaware corporation, IYENGAR GIRI DEVANUR SAMPATH, and STERLING NATIONAL BANK, a national banking association (“Sterling”, as agent for the Lenders and as Lender).

RECITALS

A.                  The parties to this Amendment are all of the parties to a Loan and Security Agreement dated as of July 1, 2016, as amended, restated or supplemented (the “Loan Agreement”). Sterling currently is the sole Lender and the Agent under the Loan Agreement and is acting in such capacities in this Amendment.

B.                  The Borrowers have advised Sterling that, pursuant to a Share Purchase Agreement dated as of March 31, 2017, among Bellsoft India Solutions Private Limited, a company incorporated and registered in India (“BellSoft India”), Ameri Georgia, Srinidhi Devanur (“SDevanur”), and certain selling shareholders of BellSoft India (as amended, restated or supplemented, the “BellSoft India Agreement”), on March 31, 2017, Ameri Georgia purchased the Sale Shares (as defined in the BellSoft India Agreement) and thereby became the beneficial owner of all the Equity Shares (as defined in the BellSoft India Agreement), one of which is held of record by SDevanur as nominee for Ameri Georgia (the “BellSoft India Acquisition”).

C.                  The Loan Parties have requested that:

(i)       Sterling consent to the BellSoft India Acquisition,

(ii)       Sterling waive any Default or Event of Default that has occurred by reason of the failure of any condition or of any Loan Party to comply with the requirements of the Loan Agreement in connection with the BellSoft India Acquisition,

(iii)       Sterling make a term loan to Borrowers (the “Incremental Term Loan”) in the principal amount of $343,200.58 (the “Incremental Loan Amount”), which shall be an addition to and comprise a part of the Term Loan, and, except as expressly provided in Section 1 of Annex 2 of the Loan Agreement (as amended and restated pursuant to Section 5(d) below), shall be subject to the same terms and conditions applicable to the Term Loan, and

(iv)       certain conforming amendments be made to the Loan Agreement and, as applicable, other Loan Documents.

D.                  Sterling is willing to agree to the foregoing, all on and subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Recitals. This Amendment is a Loan Document. The Recitals set forth above are intended to be, and shall be construed as, included in and a substantive part of this Amendment.

2.                  Definitions. Each capitalized term used, but not otherwise defined, herein is used herein as defined in the Loan Agreement, and the rules of interpretation and conventions set forth in Annex 1 of the Loan Agreement apply mutatis mutandis to this Amendment.

3.                  Waiver and Consent with respect to the BellSoft India Acquisition. At the request of and as a one-time accommodation to the Loan Parties and subject to the terms and conditions set forth herein, including the conditions precedent set forth in Section 9 hereof, Sterling hereby waives the Loan Parties’ failure of compliance with (a) the requirements of Section 19 of Annex 2 of the Loan Agreement, if and to the extent applicable to the Bellsoft India Acquisition (if and to the extent any such requirement has not been timely satisfied or performed), (b) the covenant set forth in Section 5.5 of the Loan Agreement, and (c) any other provision of the Loan Agreement that would otherwise have prohibited or conditioned the BellSoft India Acquisition, and waives any Default that has occurred by reason of the closing of the Bellsoft India Acquisition. Sterling hereby consents to the BellSoft India Acquisition.

4.                  Incremental Term Loan. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof:

(a)                 On the Amendment No. 7 Effective Date, Sterling shall make the Incremental Term Loan by crediting the Incremental Loan Amount to the accounts of Borrowers (or any of them) at Sterling as directed by the Administrative Borrower.

(b)                 The Incremental Term Loan shall be an additional amount funded under the Term Loan and be subject to all the provisions of the Loan Agreement and the other Loan Documents applicable to the Term Loan, including the calculation and payment of interest, except that the Incremental Term Loan shall be subject to mandatory prepayment as provided in Section 1 of Annex 2 of the Loan Agreement (as amended and restated pursuant to Section 5(d) below).

5.                  Amendments.

(a)                 Amendment to Section 1.2 of the Loan Agreement. Section 1.2(a) of the Loan Agreement is amended and restated in its entirety as follows:

“1.2 Term Loan.

(a)	Subject to the terms and conditions of this Agreement and the other Loan Documents, (i) on the Term Loan Funding Date, each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (the “Initial Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount, and (ii) on the Amendment No. 7 Effective Date, each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (the “Incremental Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Incremental Loan Amount. The Initial Term Loan and the Incremental Term Loan are collectively referred to herein as the “Term Loan”. Amounts repaid with respect to the Term Loan may not be re-borrowed.“

(b)                 Certain Definitions. Annex 1 of the Loan Agreement is hereby amended by adding or amending and restating in their entirety, as the case may be, the following definitions (inserted in alphabetical order):

“Amendment No. 7” shall mean the Consent, Waiver and Amendment No. 7 to this Agreement dated as of August 22, 2017.

“Amendment No. 7 Effective Date” shall mean August 22, 2017.

“BellSoft India” shall have the meaning set forth in the Recitals to Amendment No. 7.

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“BellSoft India Acquisition” shall have the meaning set forth in the Recitals to Amendment No. 7.

“BellSoft India Agreement” shall have the meaning set forth in the Recitals to Amendment No. 7.

“Incremental Loan Amount” shall have the meaning set forth in Annex 2.

“Incremental Term Loan” shall have the meaning set forth in Section 1.2(a) of the Agreement.

“Initial Term Loan” shall have the meaning set forth in Section 1.2(a) of the Agreement.

“Term Loan Commitment” shall mean, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their aggregate Term Loan Commitments, in each case with respect to each and either of the Initial Term Loan and the Incremental Term Loan, as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule A to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 7.1 of the Agreement.

(c)                 Certain Schedules. Schedules A, 3.1, 3.3 and 3.5 to the Loan Agreement are amended and restated in their entirety as set forth in the corresponding Schedules to this Amendment.

(d)                 Term Loan Amortization. Section 1 of Annex 2 of the Loan Agreement is amended and restated in its entirety as follows:

“1. Term Loan Amortization (Section 1.2(b))

The principal amount of the Term Loan will be repaid as follows: (i) equal consecutive monthly installments in the amount of $33,333.33 each, with the first such installment due on the first day of the calendar month following the Closing Date, and continuing thereafter through and including the first day of the calendar month preceding the Term Loan Maturity Date and then (ii) one final payment of the entire remaining principal balance, together with all accrued but unpaid interest, on the Term Loan Maturity Date; provided, however, that if, at any time prior to the Term Loan Maturity Date, Parent shall effect a public offering of its Stock (or otherwise issue and sell Stock) in which it receives net proceeds of at least $1,000,000. Parent shall, immediately upon the closing of such public offering (or other sale of Stock) and receipt of the net proceeds therefrom, make an equity contribution to Borrowers (or any of them) in cash in an amount not less than the Incremental Loan Amount, together with any interest accrued but unpaid thereon, and Borrowers shall thereupon immediately fully pay, satisfy and discharge the Incremental Term Loan.”

(e)                 Other Amendments. Section 15 of Annex 2 of the Loan Agreement is amended and restated in its entirety as follows:

“15. (a) Term Loan Amount

$2,000,000.00

(b) Incremental Loan Amount

$343,200.58

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6.                  Representations and Warranties; Covenants. In order to induce Sterling to enter into this Amendment, and for the Loan Agreement to be amended in the manner provided herein, each Entity Loan Party hereby represents and warrants to Sterling that, on and as of the Amendment No. 7 Effective Date, except as set forth on Exhibit A hereto:

(a)                 the Borrowers have delivered to Sterling correct and complete copies of the executed BellSoft India Agreement and any other agreements, instruments and other documents relating to the BellSoft India Acquisition; all conditions precedent to the closing of the BellSoft India Acquisition were satisfied prior to or at the time of the closing of the BellSoft India Acquisition, or, if not satisfied, waived;

(b)                 (i) each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents, (ii) each Entity Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Loan Documents, and (iii) this Amendment has been duly authorized, executed and delivered by each Loan Party;

(c)                 this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) applicable solvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity);

(d)                 (i) each Loan Party’s execution, delivery and performance of this Amendment and each Loan Party’s performance of the Loan Documents do not (A) conflict with the provisions of the Organizational Documents of any Entity Loan Party, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a breach of or default under, or result in or permit the termination or acceleration of, any Contractual Obligation which may now or hereafter be binding on any Loan Party, or (D) require a Permit of, or any other action by, any Governmental Authority or other Person, except those which have been obtained or made or are necessary to perfect Liens created pursuant to the Loan Documents, and (ii) each Loan Party’s execution, delivery and performance of this Amendment and each Loan Party’s performance of the Loan Documents will not result in the imposition of any Lien upon any Property of any Entity Loan Party under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Entity Loan Party or any of its Property may be bound or affected;

(e)                 immediately prior to and after giving effect to this Amendment (including the waiver provided in Section 3 hereof), no Default has occurred and is continuing or would result therefrom or from the closing of the BellSoft India Acquisition; and

(f)                  each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the Amendment No. 7 Effective Date with the same effect as though such representation and warranty had been made on and as of such date, except to the extent that such representation and warranty expressly relates solely to an earlier date (in which case such representation and warranty was true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date).

7.                  Reaffirmation of Security Interest. Each Entity Loan Party confirms and agrees that: (i) all Liens granted to the Agent continue in full force and effect, and (ii) all Collateral remains free and clear of any Liens other than Liens in favor of Sterling and Permitted Liens. Nothing herein contained is intended to impair or limit the validity, priority and extent of Sterling’s Liens upon the Collateral.

8.                  Costs and Expenses. The Borrowers shall be responsible for the payment of all of Sterling’s costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and expenses of Sterling’s counsel. The Borrowers hereby authorize Sterling to pay all of such costs and expenses by charging same to any account of the Borrowers maintained by Sterling under the Loan Agreement.

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9.                  Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Sterling:

(a)                 Sterling and each Loan Party shall have executed and delivered this Amendment;

(b)                 the Borrowers shall have delivered to Sterling correct and complete copies of the BellSoft India Agreement;

(c)                 the Borrowers shall have delivered to Sterling a certificate of the chief executive officer or the chief financial officer of Parent confirming that (i) all conditions precedent to the closing of the BellSoft India Acquisition under the BellSoft India Agreement were satisfied prior to or at the time of the closing of the BellSoft India Acquisition, or, if not satisfied, waived (and any such waived conditions are listed on the certificate), and (ii) after giving effect to the waiver provided in Section 3 hereof, no Default existed immediately prior to or upon the closing of the BellSoft India Acquisition; and

(d)                 Sterling shall have received each other agreement, certificate, instrument and document reasonably requested by Lender to be delivered prior to or concurrently with the effectiveness of this Amendment, each in form and substance satisfactory to it.

10.              [reserved]

11.              Release. Each Loan Party, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its parents, subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective current and former shareholders, members, partners, directors, officers, managers, attorneys, agents and employees (each, a “Releasing Party”), does hereby fully and completely release, acquit and forever discharge each Indemnified Person of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever (the foregoing being referred to herein as a “Claim”), at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that such Releasing Party has against any Indemnified Person, whether directly or indirectly, as of the date of this Amendment, it being understood that the foregoing release shall not release or otherwise affect any Claim arising subsequent to the date hereof. Each Loan Party acknowledges that the foregoing release is a material inducement to Sterling’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

12.              No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Sterling, nor constitute a waiver of any provision of the Loan Documents. Nothing herein is intended or shall be construed as a waiver of any existing Defaults under the Loan Agreement or other Loan Documents or any of Sterling’s rights and remedies in respect of any such Defaults. This Amendment (together with any agreement, instrument or other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan Agreement.

13.              Affirmation. Except as specifically amended pursuant to the terms hereof, the Loan Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Loan Parties. Each Loan Party covenants and agrees to comply with all of the terms and conditions of the Loan Agreement (as amended hereby) and the other Loan Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Sterling’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms and conditions.

14.              Miscellaneous.

(a)                 Reference in or to the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

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(b)                 Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)                 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, but which together shall be and constitute one and the same document. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWERS:

AMERI AND PARTNERS INC
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

AMERI100 GEORGIA INC.
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

AMERI100 VIRTUOSO INC.
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

AMERI100 ARIZONA LLC
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

AMERI100 CALIFORNIA INC.
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

[signatures continue on following page]

signature page 1 to amendment no.7

[signatures continued from previous page]

GUARANTORS:

AMERI HOLDINGS, INC.
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

LINEAR LOGICS, CORP.
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

WINHIRE INC
By:	/s/ Iyengar Giri Devanur Sampath
Name: Iyengar Giri Devanur Sampath
Title: President and Chief Executive Officer

/s/ Iyengar Giri Devanur Sampath
IYENGAR GIRI DEVANUR SAMPATH

AGREED AND ACCEPTED: STERLING NATIONAL BANK, as the Agent and as the Lender
By:	/s/ John La Lota
Name: John La Lota
Title: Division President

signature page 2 to amendment no.7